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                                                                   EXHIBIT 1(a)

                            ARTICLES OF INCORPORATION

                                       OF

                   NUVEEN PREMIUM INCOME MUNICIPAL FUND4, INC.

                                      * * *

         FIRST: The name and address of the incorporator are as follows:

              Name                                Address
              ----                                -------

       Gifford R. Zimmerman               333 West Wacker Drive
                                         Chicago, Illinois 60606

     SECOND: The name of the Corporation is: Nuveen Premium Income Municipal Fund4, Inc. (the "Corporation").

     THIRD: The purposes for which the Corporation is formed and the business to be carried on and promoted by it are as follows:

     To hold, invest, and reinvest its funds, and in connection therewith to hold part or all of its funds in cash, and to purchase or otherwise sell, assign, negotiate, transfer, exchange or otherwise dispose of or turn to account or realize upon securities and other negotiable or non-negotiable instruments, obligations and evidences of indebtedness created or issued by any persons, associations, corporations, syndicates, combinations, organizations, governments or subdivisions thereof, and generally deal in any such securities and other negotiable or non-negotiable instruments, obligations and evidences of indebtedness; and to exercise, as owner or holder of any securities or other instruments, all rights, powers, and privileges in respect thereof and to do any and all acts and things for the preservation, protection and improvement of any and all such securities or other instruments and, in general, to conduct the business of a closed-end investment company as that term is defined in the Act of Congress entitled the Investment Company Act of 1940, as amended;

     To issue and sell shares or its own capital stock from time to time on such terms and conditions, for such purposes and for such amount or kind of consideration (including without limitation thereto, securities) now or hereafter permitted by the laws of the State of Minnesota and by these Articles of Incorporation as its Board of Directors may determine; and

     To engage in any lawful act or activity for which corporations may be organized under the Minnesota Business Corporation Act.

     The enumeration herewith or the objects and purposes of the Corporation shall be construed as powers as well as objects and purposes and shall not be deemed to exclude by inference any powers, objects or purposes which the Corporation is empowered to exercise, whether expressly by




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force of the laws or the State of Minnesota now or hereafter in effect, or implied by the reasonable construction of such laws.

     FOURTH: The address of the registered office of the Corporation in the state of Minnesota is 33 South Sixth Street, Multifoods Tower, Minneapolis, Minnesota 55402. The name of its resident agent at such address is The Prentice-Hall Corporation System, Inc.

     FIFTH: The total number of shares of stock which the Corporation is authorized to issue is Two Hundred and one Million (201,000,000), consisting of One Million (1,000,000) shares of preferred stock, par value $.01 per share and of the aggregate par value of Ten Thousand Dollars ($10,000) (the "Preferred Stock") and Two Hundred Million (200,000,000) shares of common stock, par value $.01 per share and of the aggregate par value of Two Million Dollars ($2,000,000) (the "Common Stock"). There shall be no cumulative voting. The designations and powers, preferences and rights, and the qualifications, limitations and restrictions thereof, of each of the classes of stock of the Corporation are as follows:

         (a) Preferred Stock. The Preferred Stock shall be issued from time to time in one or more series with such distinctive serial designations and
     (i) may have such voting powers, full or limited; (ii) may be subject to redemption at such time or times and at such price or prices; (iii) may be entitled to receive dividends (which may be cumulative or noncumulative) at such rate or rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes of stock; (iv) may have such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; (v) may be made convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Corporation, at such price or prices or at such rates of exchange and with such adjustments; and (vi) shall have such other relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, all as shall hereafter be stated and expressed in the resolution or resolutions providing for the issue of such Preferred Stock from time to time adopted by the Board of Directors pursuant to authority so to do which is hereby expressly vested in the Board.

         (b) Common Stock.



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          (i)   Subject to the rights of the holders of the Preferred Stock of the corporation, in the event or the liquidation or dissolution of the Corporation, the holders of the Common Stock shall be entitled to receive pro rata the net distributable assets of the Corporation.
          (ii) The holders of shares of the Common Stock shall not, as such holders, have any right to acquire, purchase or subscribe for any shares of Common Stock or securities of the Corporation which it may hereafter issue or sell (whether out of the number of shares authorized by these Articles of Incorporation, or out of any shares acquired by it after the issuance thereof, or otherwise), other than such right, if any, as the Board of Directors of the Corporation in its discretion may determine.
          (iii) Subject to the rights of the holders of the Preferred Stock of the Corporation, dividends, when, as and if declared by the Board of Directors, shall be shared equally by the holders of Common Stock on a share for share basis. The Board of Directors may direct that any dividends so declared and distributed shall be paid in cash to the holder, or, alternatively, may direct that any such dividends be reinvested in full and fractional shares of the Corporation if such holder elects to have them reinvested.
          (iv) If any shares of Common Stock shall have been purchased or otherwise reacquired by the Corporation in accordance with law, all shares so purchased or otherwise reacquired shall be retired automatically, and such retired shares shall have the status of authorized but unissued shares of Common Stock and the number of authorized shares of Common Stock of the Corporation shall not be reduced by the number of any shares retired.
          (v) Shares of Common Stock shall be issued from time to time either for cash or for such other considerations (which may be in any one or more instances a certain specified consideration or certain specified considerations) as the Board of Directors, from time to time, may deem advisable, in the manner and to the extent now or hereafter permitted by the laws of the State of Minnesota and the Investment Company Act.
          (vi) The Corporation may issue shares of its Common Stock in fractional denominations to the same extent as its whole shares, and shares in fractional denominations shall be shares of Common Stock having proportionately to the respective fractions represented thereby all the rights of whole shares, including, without limitation, the right to

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     vote, the right to receive dividends and distributions and the right to participate upon liquidation of the Corporation, but excluding the right to receive a certificate representing fractional shares.

     SIXTH: (a) The initial number of directors of the Corporation shall be seven. The By-Laws of the Corporation may fix the number of directors at a number greater or less than seven and may authorize the Board of Directors, by the vote of the majority of the entire Board of Directors, to increase or decrease the number of directors fixed by these Articles of Incorporation or by the By-Laws within limits specified in the By-Laws.
            (b) The names of the persons who will serve as the initial directors of the Corporation are as follows: Richard J. Franke and Donald E. Sveen.
            (c) Any vacancy occurring in the Board of Directors may be filled by a majority of the directors in office. A new directorship resulting from an increase in the number of directors shall be construed to be a vacancy. Any director elected to fill a vacancy shall have the same remaining term as that of his predecessor, if any, or such term as the Board may determine.
            (d) A director may be removed from office only for "Cause" (as hereinafter defined) and only by action of at least sixty-six and two-thirds percent (66 2/3%) of the outstanding shares of the class or classes of capital stock that elected such director. "Cause" shall require willful misconduct, dishonesty, fraud or a felony conviction.
            (e) In addition to the voting requirements imposed by law or by any other provision of these Articles of Incorporation, the provisions set forth in this Article SIXTH may not be amended, altered or repealed in any respect, nor may any provision inconsistent with this Article SIXTH be adopted, unless such action is approved by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the outstanding shares of Common Stock and outstanding shares of Preferred Stock. In the event the holders of shares of Common Stock or the holders of shares of Preferred Stock, as the case may be, are required by law to approve such an action by a class vote of such holders, such action must

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     be approved by the holders of at least sixty-six and two-thirds percent
     (66-2/3%) of such holders or such lower percentage as may be required by law.

     SEVENTH: The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and shareholders.

            (a) All corporate powers of the Corporation shall be exercised by the Board of Directors except as otherwise provided by law; provided, subject to the provisions of paragraph (c) of this Article SEVENTH, the Board of Directors may delegate the management of the assets of the Corporation and such other functions as it may deem reasonable and proper to an Investment Adviser, as such term is hereinbelow defined, pursuant to a written contract. The Board of Directors may, by resolution or resolutions passed by a majority of the whole Board, designate one or more committees, each committee to consist of two or more of the directors of the Corporation, which, to the extent provided in said resolution or resolutions or in the By-Laws of the Corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may have power to authorize the seal of the Corporation to be affixed to all papers which may require it.

          (b) A contract or other transaction between the Corporation and any of its directors or between the Corporation and an organization in which any of its directors is a director, officer, or legal representative or has a material financial interest is not void or voidable because the director or directors or other organizations are parties or because the director or directors are present at the meeting of shareholders or the board or a committee at which the contract or transaction is authorized, approved or ratified; if: (i) the contract or transaction was, and the person asserting the validity of the contract or transaction sustains the burden of establishing that the contract or transaction was, fair and reasonable as to the Corporation at the time it was authorized, approved, or ratified;
     (ii) the material facts as to the contract or transaction and as to the directors or directors' interest are fully disclosed or known to the shareholders and the contract or transaction is approved in good faith by the holders of a majority of the outstanding shares, but shares owned by the interested director

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     or directors shall not be counted in determining the presence of a quorum and shall not be voted; or (iii) the material facts as to the contract or transaction and as to the director's or directors' interest are fully disclosed or known to the board or a committee, and the board or committee authorizes, approves, or ratifies the contract or transaction in good faith by a majority of the board or committee, but the interested director or directors shall not be counted in determining the presence of a quorum and shall not vote.

            (c) The Corporation may enter into a written contract with one or more persons (which term shall include any firm, corporation, trust or association), hereinafter referred to as the "Investment Adviser", to act as investment adviser to the Corporation and as such to perform such functions as the Board of Directors may deem reasonable and proper, including, without limitation, investment advisory, management, research, valuation of assets, clerical and administrative functions. Any such contract shall be subject to the approval of those persons required by the Investment Company Act of 1940 to approve such contract, and shall be terminable at any time upon not more than 60 days' notice by resolution of the Board of Directors or by vote of a majority of the outstanding shares of Common Stock.

            Subject to the provisions of paragraph (b) of this Article SEVENTH, any such contract may be made with any firm or corporation in which any director or directors of the Corporation may be interested. The compensation of the Investment Adviser may be based upon a percentage of the value of the net assets of the Corporation, a percentage of the income or gross realized or unrealized gain of the Corporation, or a combination thereof, or otherwise, as may be provided in such contract.

            Upon the termination of any contract with Nuveen Advisory Corp., or any corporation affiliated with John Nuveen & Co. Incorporated, acting as Investment Adviser, the Board of Directors is hereby authorized to promptly change the name of the Corporation to a name which does not include "Nuveen" or any approximation or abbreviation thereof.

            (d) The Board of Directors shall have authority to appoint and enter into a written contract or contracts with an underwriter or distributor or distributors as agent or agents for the sale of shares of the Corporation and to pay such underwriter, distributor or distributors

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     and agent or agents such amounts as the Board of Directors may in its discretion deem reasonable and proper. Subject to the provisions of paragraph (b) of this Article SEVENTH, any such contract may be made with any firm or corporation, including, without limitation, the Investment Adviser, or any firm or corporation in which any director or directors of the Corporation or the Investment Adviser may be interested.
            (e) The Board of Directors is hereby empowered to authorize the issuance from time to time of any class or series of class of shares of Common Stock or Preferred Stock, whether now or hereafter authorized, for such consideration as the Board of Directors may deem advisable, subject to such limitations and restrictions as may be set forth in these Articles of Incorporation or in the By-Laws of the Corporation, or in the laws of the State of Minnesota.
            (f) The Board of Directors shall have the power to make, alter, amend or repeal the By-Laws of the Corporation, and to adopt any new By-Laws, except to the extent that the By-Laws may otherwise provide; provided, however, that any such By-Laws may be altered, amended or repealed, or new By-Laws may be adopted, by the shareholders of the corporation.
            (g) The Board of Directors shall have power from time to time to set apart out of any funds of the Corporation available for dividends a reserve or reserves for any proper purpose, and to abolish any such reserve.
            (h) Any determination made by or pursuant to the direction of the Board of Directors in good faith and consistent with the provisions of these Articles of Incorporation as to any of the following matters shall be final and conclusive and shall be binding upon the Corporation and every holder at any time of shares of its capital stock, namely: the amount of the assets, obligations, liabilities and expense of the Corporation; the amount of the net income of the Corporation from dividends and interest for any period and the amount of assets at any time legally available for the payment of dividends or distributions; the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges were created shall have been paid or discharged); the market

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     value, or any quoted price to be applied in determining the market value, of any security owned or held by the Corporation; the fair value of any security for which quoted prices are not readily available, or of any other asset owned or held by the Corporation; the number of shares of the Corporation issued or issuable; the net asset value per share; any matter relating to the acquisition, holding and depositing of securities and other assets by the Corporation; any question as to whether any transaction constitutes a purchase of securities on margin, a short sale of securities, or an underwriting of the sale of, or participation in any underwriting or selling group in connection with the public distribution of, any securities, and any matter relating to the issue, sale, repurchase, and/or other acquisition or disposition of shares of capital stock of the Corporation. No provision of these Articles of Incorporation shall be effective to (i) require a waiver of compliance with any provision of the Securities Act of 1933, as amended, or the Investment Company Act of 1940, as amended, or of any valid rule, regulation or order of the Commission thereunder, or (ii) protect or purport to protect any director or officer of the Corporation against any liability to the Corporation or to its security holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.
     EIGHTH: To the maximum extent permitted by the Minnesota Business Corporation Act, as from time to time amended, the Corporation shall indemnify its currently acting and its former directors, officers, employees and agents, and those persons who, at the request of the Corporation serve or have served another corporation, partnership, joint venture, trust or other enterprise in one or more such capacities. The indemnification provided for herein shall not be deemed exclusive of any other rights to which those seeking indemnification may otherwise be entitled.
     Expenses (including attorneys' fees) incurred in defending a civil or criminal action, suit or proceeding (including costs connected with the preparation of a settlement) may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding, if authorized by the Board of Directors in the specific case, upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay that amount of the advance which exceeds the amount which it is ultimately determined that he is entitled to receive from the Corporation by reason of

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indemnification as authorized herein; provided, however, that prior to making any such advance at least one of the following conditions shall have been met:
(1) the indemnitee shall provide a security for his undertaking, (2) the Corporation shall be insured against losses arising by reason of any lawful advances, or (3) a majority of a quorum of the disinterested, non-party directors of the Corporation, or an independent legal counsel in a written opinion, shall determine, based on a review of readily available facts, that there is reason to believe that the indemnitee ultimately will be found entitled to indemnification.
    Nothing in these Articles of Incorporation or in the By-Laws shall be deemed to protect or provide indemnification to any director or officer of the Corporation against any liability to the Corporation or to its security holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office ("disabling conduct"), and the Corporation shall not indemnify any of its officers or directors against any liability to the Corporation or to its security holders unless a determination shall have been made in the manner provided hereafter that such liability has not arisen from such officer's or director's disabling conduct. A determination that an officer or director is entitled to indemnification shall have been properly made if it is based upon (1) a final decision on the merits by a court or other body before whom the proceeding was brought that the indemnitee was not liable by reason of disabling conduct or, (2) in the absence of such a decision, a reasonable determination, based upon a review of the facts, that the indemnitee was not liable by reason of disabling conduct, by (a) the vote of a majority of a quorum of directors who are neither "interested persons" of the Corporation as defined in the Investment Company Act of 1940 nor parties to the proceeding, or (b) an independent legal counsel in a written opinion.
    NINTH:  The existence of the Corporation shall be perpetual.
    TENTH: Any action which requires shareholder approval and which is required or permitted to be taken by the board of directors may be taken by written action signed by all of the directors. Any action, other than an action requiring shareholder approval, required or permitted to be taken by the board of directors may be taken by written action signed by that number of directors that would be required to take the same action at a meeting of the board at which all directors were present.

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     ELEVENTH: (a) Notwithstanding any other provision of these Articles of
Incorporation, an affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the outstanding Common Stock and outstanding Preferred Stock, voting as a single class, shall be required to approve, adopt or authorize (i) a conversion of the Corporation from a closed-end investment company to an open-end investment company, (ii) a merger or consolidation of the corporation with any other corporation or a reorganization or recapitalization,
(iii) a sale, lease or transfer of all or substantially all of the assets of the Corporation (other than in the regular course of the corporation's investment activities), or (iv) a liquidation or dissolution of the corporation, unless such action has previously been approved, adopted or authorized by the affirmative vote of two-thirds of the total number of directors fixed in accordance with the By-Laws, in which case the affirmative vote of the holders of at least a majority of the outstanding Common Stock and outstanding Preferred Stock, voting as a single class, shall be required. Except as may otherwise be required by law, in the case of the conversion of the Corporation from a closed-end investment company to an open-end investment company, or in the case of any of the foregoing transactions constituting a plan of reorganization (as such term is used in the Investment Company Act of 1940, as amended) which adversely affects the holders of shares of Preferred Stock, approval, adoption or authorization of the action in question will also require the affirmative vote of the holders of sixty-six and two-thirds percent (66-2/3%) of the shares of Preferred Stock voting as a separate class; provided, however, that such separate class vote shall be a majority vote if the action in question has previously been approved, adopted or authorized by the affirmative vote of two-thirds of the total number of directors fixed in accordance with the By-Laws.
     (b) In addition to the voting requirements imposed by law or by any other provision of these Articles of Incorporation, the provisions set forth in this Article ELEVENTH may not be amended; altered or repealed in any respect, nor may any provision inconsistent with this Article ELEVENTH be adopted, unless such action is approved by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the outstanding shares of Common Stock and outstanding shares of Preferred Stock. In the event the holders of shares of Common Stock or the holders of shares of Preferred Stock, as the case may be, are required by law to approve such an action by a class vote of such holders, such action must be approved by the holders of at least sixty-

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six and two-thirds percent (66-2/3%) of such holders or such lower percentage as may be required by law.

     TWELFTH: No person who was or is a director of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for any breach of fiduciary duty as a director except for liability (a) for any breach of the director's duty of loyalty to the Corporation or its shareholders,
(b) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (c) under Section 302A.559 or 80A.23 of the Minnesota Business Corporation Act or (d) for any transaction for which the director derived an improper personal benefit.

     THIRTEENTH: (a) The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation, in the manner now or hereafter prescribed by statute, and any contract rights conferred upon the shareholders are granted subject to this reservation.
     (b) Not withstanding the foregoing, the provisions set forth in Articles SIXTH and ELEVENTH may not be amended, altered or repealed in any respect, nor may any provision inconsistent with any of such Articles be adopted unless such amendment, alteration, repeal or inconsistent provision is approved as specified in each such respective Article.
     IN WITNESS WHEREOF, I have signed these Articles this 12th day of January, 1993.

                                       /s/ Gifford R. Zimmerman
                                       ------------------------
                                             Incorporator
                                           Gifford R. Zimmerman

                                       /s/ Katherine A. Erwin
                                       ------------------------
                                                Witness
                                         Katherine A. Erwin


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